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                                 SUBSIDIARY LIST


Unilabs Group Limited (BVI) - 100%

         Unilabs SA (Swiss)  - 87.1%
                  United   Laboratories  Limited  (UK) - 100%
                    JS  Pathology  Plc (UK) - 100%
                    Farrer-Brown  Histopathology Limited (UK) - 100%

                  Unilabs Medizin. Labor. AG (Swiss) - 100%
                  Laboratorie Ritton SA (Swiss) - 100%
                  Enzym-Labor Dr. H. Weber AG (Swiss) - 100%
                  Diagnostica, Lab. AG (Swiss) -100%
                  SQ-Lab Aerztelabor AG (Swiss) - 100%
                  Medizin. Labor Baden AG (Swiss) - 100%
                  Medizin.Labor Dr. H.R. Ebersold AG (Swiss) -100% Laboratoire Riotton SR SA (Swiss) -100%
                  Vivagen Diagnostics AG (Swiss) - 100%
                  Biomedical SA (Swiss) - 100%
                  MS Chimie SA (Swiss) - 100%
                  Praxilab Gem. Prakt. Aerzte AG (Swiss) - 65%
                  Pathologie-Labor Brunnhof AG (Swiss) - 51%

Uni Clinical Laboratories UCL Engineering SA (Swiss) - 100%

Global Unilabs Clinical Trials Ltd. (BVI) - 100%

                  Unilabs Clinical Trials Ltd. (UK) - 100%
                  Pharmasoft SA (Swiss) - 100%
                  NDA Clinical Trial Services Inc. (US) - 17%

Unilabs Management Company Limited (Gibraltar) - 100%

Instituto Medico Di Torino SpA (Italy) - 100%

Medil Srl (Italy) - 50%

United Laboratories Espana SA (Spain) - 98%